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                               DATED July 22, 1999








                               (1) ALGO VISION PLC



                                       AND



                                   (2) IAT AG






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                    SHARE EXCHANGE AND SUBSCRIPTION AGREEMENT

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                                Baker & McKenzie
                              100 New Bridge Street
                                     London
                                    EC4V 6JA
                              Tel: (0171) 919 1000
                              Fax: (0171) 919 1999
                                Ref: CJC/KHW/CCC



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THIS AGREEMENT is made the 22nd day of July 1999.


BETWEEN:


(1) ALGO VISION PLC, a company incorporated in England and Wales with registered number 3794223 whose registered office is at 2 Serjeants Inn, London EC4Y 1LT (the "Company"); and


(2) IAT AG, a company incorporated in Switzerland with its registered office at CH-5300 Turgi, Switzerland ("IAT")


WHEREAS:

(A) The Company is a public limited liability company incorporated in England and Wales with an authorised share capital of (pound)200,000 divided into 20,000,000 shares of 1 pence each ("Shares") of which 7,000,000 Shares have been issued and are fully paid or credited as fully paid.

(B) The Company intends to apply for admission ("Admission") to trading on the European Association of Securities Dealers Automated Quotation System ("EASDAQ") for 14,464,654 Shares constituting the whole of its issued ordinary share capital and the shares forming part of its authorised but unissued share capital sufficient to satisfy obligations to issue further shares which it has assumed as at Admission. For this purpose an admission document expected to be dated on or about 8 July 1999 (the "Admission Document") has been prepared and a copy of proof 14 thereof has been supplied to IAT.

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(C)  Conditional solely upon Admission, the Company wishes to allot 500,000 new
     Shares and IAT wishes to subscribe for the same number of new Shares (the "Subscription Shares") in exchange for shares held by IAT in the registered share capital of Algo Vision Systems GmbH, a company incorporated in Germany ("AV Bremen") and Algo Vision Schweiz AG, a company incorporated in Switzerland ("AV Schweiz") on the terms and conditions set out in this Agreement.

(D) IAT is the owner of a quota of the paid in share capital in the amount of DM 15,000 of AV Bremen and of 150 shares of AV Schweiz (the "AV Bremen Shares" and the "AV Schweiz Shares" respectively).

(E) As at the date of this Agreement, the Company shall execute a share exchange and subscription agreement with the shareholders of Algo Vision Mediatec GmbH and the remaining shareholders of AV Bremen and AV Schweiz, pursuant to which and also conditional solely upon the Admission, the Company shall allot 2,411,058 new Shares in exchange for shares held in the registered share capital of Algo Vision Mediatec GmbH, AV Bremen and AV Schweiz.


IT IS HEREBY AGREED as follows:

1. Subject only to Admission occurring on or prior to 31 July 1999, on the date on which such Admission occurs (the "Allotment Date") IAT shall subscribe for, and the Company shall issue and allot to IAT, the Subscription Shares. The Subscription Shares shall be issued as fully paid and shall rank pari passu in all respects with the existing Shares of the Company in issue on the Allotment Date.

2. The consideration for the Subscription Shares shall be the unconditional and irrevocable transfer by IAT of its AV Bremen Shares and AV Schweiz Shares.

3.   The Company warrants that:

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3.1  the Subscription Shares shall be allotted and issued fully paid up and in accordance with the memorandum and articles of association of the Company;

3.2 the Company is a public limited liability company, duly organised, validly existing, and in good standing; by "good standing" (a phrase which has no recognised meaning under English law) it is meant that, according to the certificate of the Registrar of Companies, the Company has, according to the documents on the file of the Company in the custody of the Registrar, been in continuous and unbroken existence since the date of its incorporation and no action is currently being taken by the Registrar for striking the Company off the register and dissolving it as defunct, and as far as the Registrar is aware the Company is not in liquidation or subject to an administration order and no receiver or manager of the Company's property has been appointed. The Company has all requisite corporate power to function as a holding company. Complete copies of the Company's memorandum and articles of association, as amended, have been delivered to IAT;

3.3 the execution, delivery and performance of this Agreement is within the legal capacity and power of the Company and has been duly authorised by all requisite corporate action on the part of the Company. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of the Company have been duly authorised to do so;

3.4 as of the date hereof, the Company has an authorised share capital of (pound)200,000 divided into 20,000,000 shares of l pence each of which 7,000,000 shares are issued and fully paid. Except as disclosed in the Admission Document, the Company does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating the Company to issue any shares of any class or kind, or securities convertible into shares;

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3.5  neither the execution of this Agreement nor the consummation of the transactions contemplated herein will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the assets of the Company under, any provision of any memorandum, articles of association, indenture, mortgage, lien, lease, agreement, contract, instrument, or any other restriction of any kind or character to which the Company is subject or by which the Company is bound, or require the consent of any third party or governmental agency; and

3.6 the Company has power under its Memorandum and Articles of Association, and the directors of the Company will be duly authorised, to allot and issue the Subscription Shares and all other authorisations, approvals and consents required by the Company to allot and issue the Subscription Shares pursuant to this Agreement have been obtained and become unconditional and are in full force and effect; and

3.7 the unaudited pro forma opening balance sheet of the Company as at 31 December 1998 which has been provided to IAT, fairly represents the financial position of the Company as of that date and the Company has no liabilities (whether absolute, actual, contingent or otherwise) as at 31 December 1998 which were required to be reflected in and disclosed in such balance sheet in accordance with UK GAAP and which were not so reflected.

4. IAT warrants that it is the registered owner of the AV Bremen Shares and AV Schweiz Shares, free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right or interest whatsoever.

5. IAT agrees to do all such acts and things and execute such documents and deeds at its own expense as may be necessary fully and effectively to transfer its AV Bremen Shares and AV Schweiz Shares to the Company.

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6.   The Company agrees at its own expense to do all such acts and things and execute such documents and deeds as may be necessary fully and effectively to allot the Subscription Shares to IAT.

7. The Company and IAT shall each bear their own taxes, duties, fees, costs and expenses arising from or in connection with the Subscription.

8. If for any reason Admission has not taken place by 31 July 1999 or such later date as the parties may agree, this Agreement shall terminate without liability to any of the parties hereto.

9. This Agreement may be executed in one or more counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

10. This Agreement shall be governed by and construed in accordance with English law and the parties submit to the non-exclusive jurisdiction of the English courts for the purpose of enforcing any claims arising under this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.


SIGNED by                                   )
for and on behalf of                        )     /s/ Viktor Vogt
ALGO VISION PLC                             )
in the presence of:                         )

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SIGNED by                                   )
for and on behalf of                        )     /s/ Klaus Grissemann
IAT AG                                      )
in the presence of:                         )


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